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                                                                   EXHIBIT 10.33


                          AGREEMENT AND ASSIGNMENT OF
                 INTEREST IN GEOPHYSICAL EXPLORATION AGREEMENT
                             ESPERSON DOME PROJECT
                       LIBERTY AND HARRIS COUNTIES, TEXAS


         This Agreement and Assignment of Interest in the Geophysical Exploration Agreement, Esperson Dome Project, Liberty and Harris Counties, Texas (hereinafter referred to as the "Assignment") is made and entered into effective as of the 1st day of November, 1994, by and between BRIGHAM OIL & GAS, L.P. ("BOG") and VAQUERO GAS COMPANY, INC. ("Vaquero") (BOG and Vaquero are sometimes individually referred to herein as a "Party" and collectively referred to herein as the "Parties").

                              W I T N E S S E T H:

         WHEREAS, BOG, Ameritex Minerals and Exploration, Ltd. ("AMX"), Bright and Company ("Bright"), DDD Energy, Inc. ("DDD"), RIMCO Production Company, Inc. ("RPC"), RIMCO Exploration Partners, L.P.I ("REPI"), RIMCO Production Partners, L.P.II ("REPII"), and Wilcox Oil & Gas, Inc. ("Wilcox") entered into that certain Geophysical Exploration Agreement, Esperson Dome Project, Liberty and Harris Counties, Texas, dated November 1, 1994 (hereinafter referred to as the "Exploration Agreement"), regarding the exploration and development of an area of mutual interest (as more particularly described in the Exploration Agreement and being hereinafter referred to as the "AMI") in Liberty and Harris Counties, Texas (such lands as from time to time may be included within the AMI are hereinafter referred to as the "Subject Lands"); and

         WHEREAS, BOG is interested in assigning its interest in the Exploration Agreement and all rights and property interests related thereto to Vaquero pursuant to the terms, provisions and reservations which are set forth in this Assignment; and

         WHEREAS, Vaquero is interested in acquiring BOG's interest in the Exploration Agreement and all rights and property interests related thereto pursuant to the terms, provisions and reservations set forth herein;

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE I.
                              TERMS OF ASSIGNMENT

         Section 1.1. Assignment of Interest in Exploration Agreement. BOG hereby grants, bargains, sells, assigns and conveys to Vaquero (a) all of BOG's right, title and interest in, to and under the Exploration Agreement and (b) all of BOG's right, title and interest in all Acquired Interests, Leases, Options and Farm-Ins (as such terms are defined in the Exploration Agreement) and all other property rights of every kind (whether legal or equitable, vested or contingent) obtained under or in any way related to the Exploration Agreement or otherwise covering or related to the Subject Lands, whether same be now owned or hereafter acquired by Vaquero, reserving unto BOG, however, the NPORRI, the PO#1 Interest and the PO#2 Interest, as such terms are hereinafter defined (the properties, rights and interests described in (a) and (b) above, subject to and less and except the properties, rights and interests reserved to BOG hereunder, are herein collectively called the "Conveyed Interests"). Subject to such reservations, and further subject to the terms and provisions of Section 1.5, 1.6 and 1.7 below, Vaquero hereby owns all of BOG's rights under the Exploration Agreement to participate in Acquired Interests, Leases, Options, Farm-Ins (as such terms are defined in the Exploration Agreement) and other interests in or relating to oil, gas or other minerals in which BOG has the right to participate and acquire an interest pursuant to the terms of the Exploration Agreement. Except as expressly provided herein to the contrary, BOG also grants, bargains, sells and conveys to Vaquero all rights and benefits under the Exploration Agreement which are appurtenant to or related to the Exploration Agreement and the ownership of Acquired Interests, Leases, Options and Farm-Ins relating to the Subject Lands. Anything to the contrary contained herein notwithstanding, BOG shall retain (i) the rights and responsibilities set forth in Section 2.1 and elsewhere in the Exploration Agreement to conduct and/or supervise the conduct of the Geophysical Program (as such term is defined in the Exploration Agreement), and (ii) the right
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to receive the amounts that are to be paid to BOG for the use of its equipment and personnel during the planning, processing and interpretation of the seismic data as set forth in Section 2.3(a) of the Exploration Agreement.

         Section 1.2. Vaquero Responsibility for Costs and Liabilities Related to the Exploration Agreement and the Conveyed Interests. Subject to the terms and provisions of Sections 2.2 and 2.3 below, Vaquero hereby agrees to assume and be responsible for, and indemnify and hold BOG harmless from, all costs, expenses and liabilities that are incurred under the Exploration Agreement or which are in any way associated with the Conveyed Interests. Concurrent with the execution of this Assignment Vaquero agrees to pay all costs and expenses which are allocated to the Conveyed Interests and which are currently due under the terms of the Exploration Agreement, including without limitation, all payments which are due pursuant to the terms of Section 1.3 of the Exploration Agreement (being BOG's $171,754.44 share of the Historical Costs) and the payment of the estimated Original Geophysical Program Costs under Section 2.3(c) of the Exploration Agreement (being BOG's $941,670.00 share of such estimated costs). Vaquero shall pay all other costs and expenses that are related to the Exploration Agreement and allocated to the Conveyed Interests in accordance with the terms set forth in the Exploration Agreement.

         Section 1.3. Vaquero's Interests Subject to the Terms of the Exploration Agreement. Vaquero hereby recognizes and agrees that it is subject to all of the terms and provisions of the Exploration Agreement and the Conveyed Interests are subject to the terms, provisions and reservations set forth in the Exploration Agreement.

         Section 1.4. Vaquero Indemnification. Vaquero hereby agrees to assume, indemnify and hold BOG and its officers, employees, successors and assigns, harmless from any and all liabilities, claims and responsibilities of any kind whatsoever which are related in any way to its ownership of the Conveyed Interests or otherwise under the Exploration Agreement and any operations of any kind which are conducted in, on or relating to the Subject Lands or otherwise which are conducted under the Exploration Agreement, REGARDLESS OF WHETHER OR NOT SUCH LIABILITIES, CLAIMS OR RESPONSIBILITIES ARE FOUND TO RESULT IN WHOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT OF BOG OR ITS OFFICERS, EMPLOYEES, SUCCESSORS OR ASSIGNS; provided, however that Vaquero shall not be required to assume, indemnify or hold BOG or its officers, employees, successors or assigns harmless from any liabilities, claims or responsibilities which are related to operations which are conducted after interests have been assigned to BOG pursuant to the terms of Sections 2.2 and 2.3 below, to the extent that such liabilities, claims or responsibilities arise after such date and are allocated to the interests assigned to BOG or its successors or assigns.

         Section 1.5. Non-Consent Elections as to Acquired Interests. Vaquero hereby agrees that in the event that an Acquired Interest (as such term is defined in Section 3.5 of the Exploration Agreement) is obtained by another party to the Exploration Agreement within the Subject Lands and Vaquero intends to elect not to participate in the Acquired Interest or intends not to acquire any other non-consent interests that may be available with respect to such Acquired Interest, Vaquero shall notify BOG of such intent within a reasonable amount of time, but in no event less than fifteen (15) days prior to the due date for such election, and BOG shall have the option to receive an assignment of Vaquero's right to participate in such Acquired Interest. In such event, Vaquero shall execute all conveyance instruments and perform any other acts that may be necessary to vest BOG with such right to participate in the Acquired Interest. The Parties recognize and agree that this Section 1.5 shall not prevent Vaquero from assigning or farming out its right to acquire its interest in an Acquired Interest to a third-party (subject to the terms of Article IV below); provided, however, that in the event that such third-party assignee intends to elect not to participate in the Acquired Interest, BOG shall be notified of such intent within a reasonable amount of time, but in no event less than fifteen (15) days prior to the due date for such election, and BOG shall have the option to receive an assignment of the right to participate in the Acquired Interest as set forth in this Section 1.5.

         Section 1.6. Non-Consent Elections as to Participation in Prospect Areas. Vaquero hereby agrees that in the event that it intends to elect not to participate in a designated Prospect





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Esperson Dome Project               2
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Area (as such term is defined in the Exploration Agreement) as provided in
Article IV of the Exploration Agreement, Vaquero shall notify BOG of such intent within a reasonable amount of time, but in no event less than fifteen
(15) days prior to the due date for such election, and BOG shall have the option to participate in such Prospect Area and receive an assignment of all of Vaquero's interest in that part of all Leases, Options and Farm-Ins that would have been relinquished by Vaquero in the event that it had elected not to participate in the Prospect Area. In such event, Vaquero shall execute all conveyance instruments and perform any other acts that may be necessary to vest BOG with such interests. The Parties recognize and agree that this Section 1.6 shall not prevent Vaquero from assigning or farming out its right to participate in a Prospect Area to a third-party (subject to the terms of Article IV below); provided, however, that in the event that such third-party assignee intends to elect not to participate in the Prospect Area, BOG shall be notified of such intent within a reasonable amount of time, but in no event less than fifteen (15) days prior to the due date for such election, and BOG shall have the option to receive an assignment of the right to participate in the Prospect Area and receive an assignment of all of the interests in the Prospect Area as set forth in this Section 1.6.

         Section 1.7. Non-Consent Elections as to Participation in Well Operations. Vaquero hereby agrees that in the event that it intends to elect not to participate in the drilling or completion of a well that is drilled within the Subject Lands, Vaquero shall notify BOG of such intent within a reasonable amount of time, but in no event less than fifteen (15) days prior to the due date for an election to participate in the drilling of a well or less than twelve (12) hours prior to the expiration of the time for an election to participate in a completion operation, and BOG shall have the option to participate in such operation and acquire Vaquero's interest in the operation and that part of all Leases, Options and Farm-Ins that would have been relinquished by Vaquero in the event that it had elected not to participate in the operation. In such event, Vaquero shall execute all conveyance instruments and perform any other acts that may be necessary to vest BOG with such interests. The Parties recognize and agree that this Section 1.7 shall not prevent Vaquero from assigning or farming out its right to participate in the drilling or completion of a well that is drilled within the Subject Lands to a third-party (subject to the terms of Article IV below); provided, however, that in the event that such third-party assignee intends to elect not to participate in a drilling or completion operation within the Subject Lands, BOG shall be notified of such intent within a reasonable amount of time, but in no event less than fifteen (15) days prior to the due date for an election to participate in the drilling of a well or less than twelve (12) hours prior to the expiration of the time for an election to participate in a completion operation, and BOG shall have the option to receive an assignment of the right to participate in such drilling or completion operation and receive an assignment of all of the interests that would have been relinquished in the event that it had not participated in the operation as set forth in this
Section 1.7.

         Section 1.8. Shorter Election Periods. Anything to the contrary contained in Sections 1.5, 1.6 and 1.7 above notwithstanding, in no event shall Vaquero or its assignee be required to notify BOG of Vaquero's intent to elect not to participate in an Acquired Interest, Prospect Area, drilling or completion operation in less than one-half of the time that is allowed for the election under the terms of the Exploration Agreement or the form Joint Operating Agreement which is attached as Exhibit E to the Exploration Agreement (such form Joint Operating Agreement being hereinafter referred to as the "Form Joint Operating Agreement").

                                  ARTICLE II.
                        BOG NPORRI AND BACK-IN INTERESTS

         Section 2.1. Net Revenues Obtained Prior to Payout #1. Until the occurrence of Payout #1 (as such term is defined below), BOG hereby reserves to itself and its successors and assigns a net profits overriding royalty interest (herein defined as the "NPORRI") in, to and carved out of the Subject Hydrocarbons (as such term is defined below), equal to and measured by five percent (5%) of the Net Revenues (as such term is defined below) that are realized from or otherwise are attributable to production of Subject Hydrocarbons, from and after the effective date hereof. Payout #1 shall occur on the last day of the calendar month during which the Net Revenues received by or otherwise allocable to Vaquero (less and except the NPORRI), from and after the effective date hereof, (a) equal or exceed one hundred percent (100%) of all of the direct costs (excluding any costs for overhead, office administration, insurance, amortization or





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Agreement and Assignment
Geophysical Exploration Agreement
Esperson Dome Project               3
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depreciation) incurred and paid by Vaquero under the terms of the Exploration
Agreement, including without limitation, all Historical Costs, Geophysical Program Costs, Spudding Bonus (as such terms are defined in the Exploration Agreement), land acquisition and maintenance costs, and drilling and completion costs (such costs being hereinafter collectively referred to as the "Direct Costs"), such Direct Costs in no event include any lease operating expenses or taxes deducted in calculating Net Revenues as described below, and (b) provide Vaquero with a fifteen percent (15%) cash on cash annualized rate of return on such Direct Costs. As used herein, the term "Subject Hydrocarbons" shall mean all of Vaquero's right, title and interest (whether legal or equitable, vested or contingent, and whether now owned or hereafter acquired, by operation of law or otherwise) in and to (i) any oil, gas or other minerals in, under or that may be produced from the Subject Lands, and/or (ii) any oil, gas or other minerals (or the proceeds thereof) that may otherwise be allocated to Vaquero under or pursuant to the Exploration Agreement. In addition, as used herein the term "Net Revenues" shall mean all of the gross revenues received by or otherwise allocable to Vaquero, from and after the effective date hereof, to the extent same are from or attributable to the Subject Hydrocarbons, less all lease operating expenses attributable to production of Subject Hydrocarbons and all production, severance, ad valorem, excise and other taxes (other than income taxes) attributable to or measured by production of Subject Hydrocarbons. Vaquero shall remit to BOG the Net Revenues attributable to its NPORRI on or before the last day of the month immediately subsequent to the month in which the revenues are actually received by Vaquero.

         Section 2.2. Assignment to BOG Upon Payout #1. BOG hereby reserves to itself and its successors and assigns the PO#1 Interest (as such term is defined below) which shall be triggered upon the occurrence of Payout #1 and which shall remain in effect in perpetuity thereafter. Upon the occurrence of Payout #1, Vaquero shall assign and convey to BOG the PO#1 Interest, with the PO#1 Interest being defined as an undivided forty percent (40%) of all of Vaquero's right, title and interest in and to the Exploration Agreement and all property interests (real, personal, tangible or intangible) obtained or owned by Vaquero under the terms of the Exploration Agreement and/or this Assignment, including without limitation, an undivided forty percent (40%) of Vaquero's interest in all Program Data, Leases, Options and Farm-Ins (as such terms are defined in the Exploration Agreement) and any and all wells that have been drilled or are drilling on the Subject Lands as of the occurrence of Payout #1. Upon the occurrence of Payout #1, BOG shall become responsible for all future costs, expenses and liabilities which are incurred and allocated to the PO#1 Interest from and after the occurrence of Payout #1.

         Section 2.3. Additional Assignment to BOG Upon Payout #2. BOG hereby reserves to itself and its successors and assigns the PO#2 Interest (as such term is defined below) which shall be triggered upon the occurrence of Payout #2 (as such term is defined below) and which shall remain in effect in perpetuity thereafter. Upon the occurrence of Payout #2, Vaquero shall assign and convey the PO#2 Interest to BOG, with the PO#2 Interest being defined as an additional ten percent (10%) of all of Vaquero's right, title and interest (being 10% of the amount of Vaquero's interest that existed prior to the assignment described in Section 2.2 above, not 10% of Vaquero's remaining interest after such assignment) in and to the Exploration Agreement and all property interests (real, personal, tangible or intangible) obtained or owned by Vaquero under the terms of the Exploration Agreement and this Assignment, including without limitation, an undivided ten percent (10%) of Vaquero's interest in all Program Data, Leases, Options and Farm-Ins and any and all wells that have been drilled or are drilling within the Subject Lands as of the occurrence of Payout #2. Payout #2 shall occur on the last day of the calendar month during which the Net Revenues received by or otherwise allocable to Vaquero, from and after the effective date hereof, equal or exceed one hundred percent (100%) of the Direct Costs incurred and paid by Vaquero under the Exploration Agreement and provides Vaquero with a thirty-five percent (35%) cash on cash annualized rate of return. Upon the occurrence of Payout #2, BOG shall become responsible for all future costs, expenses and liabilities which are incurred and allocated to the PO#2 Interest from and after the occurrence of Payout #2.

         Section 2.4. BOG's Right to Contribute Cash Toward Payout. At any time during the term of this Assignment BOG shall, in its sole discretion, have the right and option, from time to time, to pay Vaquero cash consideration in an effort to cause Payout #1 or Payout #2 to





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Agreement and Assignment
Geophysical Exploration Agreement
Esperson Dome Project               4
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occur.  In the event that BOG elects to pay Vaquero cash consideration as aforesaid, such cash consideration shall be deemed to be Net Revenues received by Vaquero and attributable to production of Subject Hydrocarbons for purposes of calculating the occurrence of Payout #1 and Payout #2.

         Section 2.5. Reporting on Payout. Until such time as Payout #2 has occurred, following the end of each calendar quarter Vaquero shall provide BOG with a written report (the "Payout Report") setting forth the total amount of Direct Costs incurred under the Exploration Agreement and both the Net Revenues and gross revenues (i.e. Net Revenues plus any lease operating expenses and taxes deducted in the calculation thereof) received by Vaquero. Once the Net Revenues received by Vaquero (less and except the NPORRI) exceed the Direct Costs, such Payout Report shall also indicate the cash on cash annualized rate of return experienced by Vaquero at each month end.

         Section 2.6.     Calculating Payout In the Event of Assignments.

         (a)  In the event that in accordance with the provisions of Section
4.3 or Section 4.4 below, Vaquero assigns or conveys, or in the case of Section 4.4, hypothecates or otherwise encumbers all or any part of its interest in the Conveyed Interests to a third-party on a basis in which such third-party takes and receives such interests subject to its proportionate share of BOG's NPORRI, the PO#1 Interest and the PO#2 Interest, then any Net Revenues received by the third-party on account of the interests assigned or encumbered shall be deemed to be Net Revenues received by Vaquero for purposes of determining when Payout #1 and Payout #2 occur, and all land acquisition and maintenance costs, and drilling and completion costs incurred by the third-party with respect to the interests conveyed or encumbered shall be deemed to be Direct Costs incurred by Vaquero (but only to the extent that such costs are not reimbursements made to Vaquero for costs already incurred by Vaquero and previously applied as Direct Costs in the Payout calculations) for purposes of determining when Payout #1 and Payout #2 occur. In the event that Vaquero assigns less than all of its interests in the Conveyed Interests on a basis in which the assignment is made subject to BOG's NPORRI, the PO#1 Interest and the PO#2 Interest, Vaquero shall be responsible for including any Net Revenues received by the assignee and Direct Costs paid by the assignee in the Payout Report required to be provided to BOG pursuant to the terms of Section 2.5 above and the cash consideration received by Vaquero for the assignment or conveyance will not be included as Net Revenues in the calculation of Payout #1 or Payout #2.

         (b)  In the event that in accordance with the provisions of Section
4.5 below, Vaquero assigns or conveys up to an aggregate of 50% of its interest in any part of the Conveyed Interests, and the assignee takes and receives such interests on a basis in which the assignee is not subject to the PO#1 Interest or the PO#2 Interest, then the entire cash consideration received by Vaquero for such assignment or conveyance shall be deemed to be Net Revenues received by Vaquero and attributable to production of Subject Hydrocarbons for purposes of calculating the occurrence of Payout #1 and Payout #2; provided, however that any future Net Revenues received by the assignee from the interests conveyed shall not be deemed to be Net Revenues received by Vaquero for purposes of determining when Payout #1 and Payout #2 occur, and any land acquisition and maintenance costs, drilling and completion costs or any other costs incurred by the assignee with respect to the interests conveyed shall not be deemed to be Direct Costs incurred by Vaquero for purposes of determining when Payout #1 and Payout #2 occur.

                                  ARTICLE III.
                        SEISMIC DATA AND INTERPRETATIONS

         Section 3.1.     Program Data and Interpretations.

         (a) BOG shall interpret the Program Data (as such term is defined in the Exploration Agreement) for Vaquero pursuant to the terms set forth in the Exploration Agreement; however, Vaquero UNDERSTANDS AND AGREES THAT BOG MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND AS TO THE PROGRAM DATA OR INTERPRETATIONS THAT ARE PROVIDED TO VAQUERO, INCLUDING WITHOUT LIMITATION, THEIR FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY





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OR ACCURACY, AND BOG HEREBY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS OR
WARRANTIES, AND ANY USE OF THE SEISMIC DATA OR INTERPRETATIONS BY VAQUERO, OR ANY ACTION TAKEN BY VAQUERO SHALL BE BASED SOLELY ON VAQUERO'S OWN JUDGMENT, AND BOG AND ITS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS, SHALL NOT BE LIABLE OR RESPONSIBLE TO VAQUERO FOR ANY LOSS, COST, DAMAGES, OR EXPENSE WHATSOEVER, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCURRED OR SUSTAINED AS A RESULT OF THE USE OF OR RELIANCE UPON THE PROGRAM DATA OR INTERPRETATIONS, REGARDLESS OF WHETHER OR NOT SUCH LOSS, COST, DAMAGE OR EXPENSE IS FOUND TO RESULT IN WHOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT OF BOG OR ITS OFFICERS, AGENTS OR EMPLOYEES.

         (b) Vaquero shall receive copies of the final interpretational maps generated by BOG as soon as same are generated. In addition, upon request, Vaquero shall be entitled to receive copies of all processed Program Data as well as fan fold copies of final and migrated stacks, every other inline and crossline; provided, however, that Vaquero shall pay for all of the costs and expenses which are incurred to generate such requested copies.

         Section 3.2. Geophysical Program Costs. Until such time as Payout #1 occurs, Vaquero agrees to pay thirty- seven point five percent (37.5%) of all Geophysical Program Costs (as such term is defined in Section 2.3(a) of the Exploration Agreement) pursuant to the terms of the Exploration Agreement, including, without limitation, 37.5% of the amounts that are to be paid to BOG for the use of its equipment and personnel during the planning, processing and interpretation of the seismic data as set forth in Section 2.3(a) of the Exploration Agreement. Upon the occurrence of Payout #1, Vaquero shall pay for twenty-two point five percent (22.5%) and BOG shall pay for fifteen percent (15%) of all Geophysical Program Costs incurred after the occurrence of Payout #1. Upon the occurrence of Payout #2, Vaquero shall pay for eighteen point seven five percent (18.75%) and BOG shall pay for eighteen point seven five percent (18.75%) of all Geophysical Program Costs incurred after the occurrence of Payout #2. The Parties recognize that in the event that the total Geophysical Program Costs exceed the amount set forth in Section 2.3(b) of the Exploration Agreement, their responsibility for future Geophysical Program Costs shall be proportionately increased to account for the additional responsibility for such costs as set forth in the Exploration Agreement.

                                      IV.
                                  ASSIGNMENTS

         Section 4.1. BOG Assignments. In the event that BOG assigns, conveys, hypothecates or otherwise encumbers any of its rights or interests herein or that are the subject of this Assignment or otherwise that are acquired in or relating to the Subject Lands pursuant hereto, the terms and provisions of this Assignment shall be binding upon and run to the benefit of BOG's assignee or other party that receives the benefit of such assignment or encumbrance; provided, however, that the conveyance, assignment or encumbrance instrument vesting such party with all or part of such interests must expressly provide that the assignment or encumbrance is made subject to the terms and conditions contained in this Assignment. Any subsequent assignment by such party shall likewise contain express language providing that it is subject to the terms and conditions contained in this Assignment.

         Section 4.2. Vaquero Assignments. Except as specifically provided in Sections 4.3, 4.4 or 4.5 below, until such time as Payout #2 has occurred, Vaquero shall not have the right to assign, convey, exchange, mortgage, hypothecate, pledge as security or otherwise encumber or dispose of any part of the Conveyed Interests, whether legal or equitable, vested or contingent, and further whether owned by BOG (prior to giving effect to this Assignment) or hereafter acquired by Vaquero.

         Section 4.3. Vaquero Rights of Assignment Prior to Expiration of Restricted Time Period. During such period of time (the "Restricted Time Period") between the effective date hereof and the earlier to occur of (a) a date two (2) years after the date of the spudding of the first well that is drilled by Vaquero, AMX, Bright, DDD, RPC, REPI, REPII and/or Wilcox





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(such parties being sometimes referred to herein as the "Exploration Parties")
within the Subject Lands, or (b) the date of the spudding of the fifteenth
(15th) well that is drilled by any of the Exploration Parties within the Subject Lands, Vaquero shall not have the right to assign, convey, exchange, mortgage, hypothecate, pledge as security or otherwise encumber or dispose of any of its rights or interests in the Conveyed Interests; provided, however, that at any time during the term of this Assignment Vaquero may unconditionally assign or convey all, but not less than all, of its interest in all, but not less than all, of the Conveyed Interests to a single party, provided that such transaction is made subject to the terms and provisions of this Assignment, including without limitation, the NPORRI, the rights of BOG at Payout #1 to automatically enjoy the PO#1 Interest and the rights of BOG at Payout #2 to automatically enjoy the PO#2 Interest and provided further that the documentation relating to such transaction must expressly provide that the transaction is made subject to the terms and conditions contained in this Assignment and shall further expressly recognize the rights and interests of BOG in and to the NPORRI, the PO#1 Interest and the PO#2 Interest as continuing burdens against the Subject Lands. Anything to the contrary contained in this
Section 4.3 notwithstanding, Vaquero's authority under this Section 4.3 to assign or convey all, but not part, of its undivided interest in all, but not less than all, of the Conveyed Interests to a single party shall not include authority to execute a deed of trust, a mortgage, a pledge as security or any other form of conditional assignment or conveyance.

         Section 4.4. Vaquero Right to Make Assignments Subject To BOG's Interests After Expiration of Restricted Time Period.

         (a) Following the expiration of the Restricted Time Period, subject to the terms of Section 4.6 below, Vaquero shall have the right to assign, convey, exchange, mortgage, hypothecate, pledge as security or otherwise encumber or dispose of all or any part of its interests in the Conveyed Interests or any properties making up part of the Conveyed Interests on a basis in which such interests are subject to the terms and provisions of this Assignment, including without limitation, the NPORRI, the rights of BOG at Payout #1 to automatically enjoy the PO#1 Interest and the rights of BOG at Payout #2 to automatically enjoy the PO#2 Interest; provided, however, that any instrument vesting such party with such interest in the Conveyed Interests or individual properties must expressly provide that such instrument is made subject to the terms and conditions contained in this Assignment and shall further expressly recognize the rights and interests of BOG in and to the NPORRI, the rights of BOG at Payout #1 to automatically enjoy the PO#1 Interest and the rights of BOG at Payout #2 to automatically enjoy the PO#2 Interest as continuing burdens against the interest in the Conveyed Interest or individual property.

         (b) In the event that Vaquero assigns, conveys, exchanges, mortgages, hypothecates, pledges as security or otherwise encumbers or disposes all or part of its interest in the Conveyed Interests or any properties making up part of the Conveyed Interests in compliance with the terms and provisions contained in Section 4.4(a) above, the interest assigned, conveyed, exchanged, mortgaged, hypothecated, pledged as security or otherwise encumbered or disposed of and the interests, if any, retained by Vaquero shall each bear a proportionate share (being in the proportion that such transferred and retained interests bear to the total interest in the Conveyed Interest or portion thereof subject to the third-party transaction) of the NPORRI, the rights of BOG at Payout #1 to automatically enjoy the PO#1 Interest and the rights of BOG at Payout #2 to automatically enjoy the PO#2 Interest. Vaquero shall be responsible for calculating total Payout Revenues received by Vaquero and by such third-parties, all as contemplated in Section 2.6(a).

         Section 4.5. Vaquero Right to Make Assignments of Up to 50% Interest Without Being Subject to BOG Payout Interests After Expiration of Restricted Time Period.

         (a) Following the expiration of the Restricted Time Period, subject to the terms and provisions of Section 4.6 below, Vaquero may assign or convey to a third-party, which is not affiliated with Vaquero, up to an undivided fifty percent (50%) interest (in the aggregate) in all of the Conveyed Interests or up to an undivided fifty percent (50%) interest (in the aggregate) in any single property making up part of the Conveyed Interests free and clear of the rights of BOG at Payout #1 to automatically enjoy the PO#1 Interest and the rights of BOG at Payout #2





Vaquero Gas Company, Inc.
Agreement and Assignment
Geophysical Exploration Agreement
Esperson Dome Project               7
to automatically enjoy the PO#2 Interest; provided, however, that (a) such assignment must be executed for cash consideration only, (b) such assignment or conveyance shall be subject to the NPORRI, the terms and conditions of the Exploration Agreement and BOG's rights under Sections 1.5, 1.6 and 1.7 of this Assignment, (c) the conveyance or assignment vesting such party with such undivided interest in the Conveyed Interests or individual property must expressly provide that the assignment or conveyance is made subject to the NPORRI, the terms and conditions contained in the Exploration Agreement and BOG's rights under Sections 1.5, 1.6 and 1.7 of this Assignment and such instrument shall further expressly recognize the rights and interests of BOG in and to the NPORRI and under Sections 1.5, 1.6 and 1.7 as continuing burdens against the undivided interest in the Conveyed Interest or individual property, and (d) the interests so conveyed or assigned by Vaquero must constitute traditional working interests and shall not, for example, constitute production payments, net profits interests or similar interests not commonly held by operators or producers of oil and gas properties in Texas. Vaquero may never convey or assign more than an aggregate fifty percent (50%) undivided interest in any property included in the Conveyed Interests except as provided in Sections 4.3 and 4.4 above. By way of illustration, assume that Vaquero acquires the following interest in Blackacre, a tract of land hypothetically included within the Subject Lands: (a) an undivided thirty-seven and one-half percent (37.5%) interest in a seismic permit and option agreement hypothetically covering Blackacre acquired on May 1, 1996 (a date which is hypothetically after the expiration of the Restricted Time Period), (b) an undivided thirty seven and one-half percent (37.5%) interest in Lease A, a lease hypothetically covering an undivided one-half of the mineral fee in Blackacre, acquired on May 10, 1996, (c) an additional twenty percent (20%) interest in Lease A acquired on May 15, 1996, and (d) an undivided eighteen and three-quarters percent (18.75%) interest in Lease B, a lease hypothetically covering the remaining one-half mineral fee interest in Blackacre acquired on May 30, 1996. Under the foregoing example, Vaquero may not, in any one sale or in the aggregate, convey or assign free and clear of the PO#1 or PO#2 Interests more than (i) fifty percent (50%) of its original thirty-seven and one-half percent (37.5%) interest in the seismic permit with lease option, (ii) fifty percent (50%) of its original thirty seven and one-half percent (37.5%) undivided interest in Lease A acquired on May 10, 1996, (iii) fifty percent (50%) of its additional twenty percent (20%) undivided interest in Lease A acquired on May 15, 1996, or (iv) fifty percent (50%) of its original eighteen and three-quarters percent (18.75%) undivided interest in Lease B.

         (b) In the event that Vaquero assigns or conveys up to an undivided fifty percent (50%) interest in all of the Conveyed Interests or up to an undivided fifty percent interest (50%) in any single property making up part of the Conveyed Interests on a basis in which such assigned interests are not subject to the rights of BOG at Payout #1 to automatically enjoy the PO#1 Interest and the rights of BOG at Payout #2 to automatically enjoy the PO#2 Interest as provided in Section 4.5 (b) above, then the interest retained by Vaquero shall bear all of the rights of BOG at Payout #1 to automatically enjoy the full amount of the PO#1 Interest and the rights of BOG at Payout #2 to automatically enjoy the full amount of the PO#2 Interest, but shall bear only its proportionate share (being in the proportion that such assigned and retained interests bear to the total interest in the Conveyed Interest or property being assigned) of the NPORRI. By way of illustration, if Vaquero assigns to X an undivided twenty percent (20%) of its original interest in Lease A, one of the leases hypothetically included in the Conveyed Interests, on May 1, 1996, a date which hypothetically is after the expiration of the Restricted Time Period, then, as of such date, X shall bear no part of BOG's PO#1 Interest or PO#2 Interest, and Vaquero shall bear the entire burden of BOG's PO#1 and PO#2 Interests out of the 80% of its original interest in Lease A it has retained. If Vaquero then sells to Y on May 30, 1996, an undivided 30% of Vaquero's original interest (i.e. its interest prior to giving effect to the conveyance in favor of X) in Lease A (being the entire remaining interest Vaquero may assign or convey in Lease A free and clear of the PO#1 Interest and the PO#2 Interest), neither Y or X shall bear any part of BOG's PO#1 or PO#2 Interest, but instead Vaquero shall bear the entire burden of BOG's PO#1 and PO#2 Interests out of the 50% of its original interest in Lease A it has retained, thus leaving Vaquero with 10% of its original interest in Lease A after Payout #1 has occurred and with none of its original undivided interest in Lease A after Payout #2 has occurred.

         (c) In the event that Vaquero assigns or conveys up to an undivided fifty percent (50%) interest in all of the Conveyed Interests or up to an undivided fifty percent interest (50%) in any





Vaquero Gas Company, Inc.
Agreement and Assignment
Geophysical Exploration Agreement
Esperson Dome Project               8
single property making up part of the Conveyed Interests free and clear of the rights of BOG at Payout #1 to automatically enjoy the PO#1 Interest and/or the rights of BOG at Payout #2 to automatically enjoy the PO#2 Interest as provided in Section 4.5 (b) above, BOG shall have the right to propose the drilling and/or completion of wells within that part of the Subject Lands which are the subject of the assignment or conveyance by providing Vaquero with written notice of such proposal, including within such notice the proposed location of the well and the proposed total depth of such well in the case drilling is proposed, or the description of the formation to be completed in the case completion is proposed. Vaquero shall notify BOG in writing as to whether Vaquero will propose and participate in such operation (a "BOG Proposed Operation") under the terms of the Form Joint Operating Agreement within thirty
(30) days of its receipt of notice of BOG's Proposed Operation; provided, however, that in the event that Vaquero fails to notify BOG in writing within such time period Vaquero shall be deemed to have elected not to participate in the BOG Proposed Operation. In the event that Vaquero elects to participate in such BOG Proposed Operation, Vaquero shall, within thirty (30) days of its receipt of BOG's proposal, propose such operation to the Exploration Parties as its own under the terms of the Form Joint Operating Agreement; provided, however, that in the event that Vaquero fails to properly propose such BOG Proposed Operation to the Exploration Parties in accordance with the Form Joint Operating Agreement within the time frame set forth herein, Vaquero shall be deemed to have elected not to participate in such BOG Proposed Operation for purposes of this Section 4.5(c). In the event that Vaquero elects, or is deemed to have elected, not to participate in a BOG Proposed Operation, then one or the other of the following shall occur:

         (i) In the event the subject BOG Proposed Operation gives rise to an election under the applicable Form Joint Operating Agreement (assuming such operation had been proposed by a party to such Form Joint Operating Agreement) to either participate or not participate in such BOG Proposed Operation and further in the event that an election not to participate results in permanent forfeiture or relinquishment of all of such Exploration Party's interest that are subject to the applicable Form Joint Operating Agreement, then, in such events (collectively called "an election and Permanent Relinquishment Event"), Vaquero shall promptly relinquish and assign to BOG (A) all of Vaquero's interest in the Prospect Area (which is also the "Contract Area" for the applicable Form Joint Operating Agreement) covered by the applicable Form Joint Operating Agreement, including without limitation any Leases, Options and Farm-Ins covering lands and depths included within such Prospect Area, and (B) all of Vaquero's rights, interests and remedies under the applicable Form Joint Operating Agreement, effective in the case of items (a) and (b) as of the date of BOG's original written proposal; or

         (ii) In any other event (e.g., in any event or series of events not constituting an election and Permanent Relinquishment Event), Vaquero shall, within thirty (30) days of its receipt of BOG's notice of the Proposed BOG Operation, in writing offer BOG the option to participate in the subject BOG Proposed Operation. BOG shall have thirty (30) days to elect whether to participate in such BOG Proposed Operation by delivering written notice of such election to Vaquero. If BOG elects not to participate in such BOG Proposed Operation, either itself or through the participation of a third-party designee, Vaquero shall be free to take no further action with respect to such BOG Proposed Operation. If BOG elects to participate in the subject BOG Proposed Operation, either itself or through the participation of a third-party designee, Vaquero shall promptly and permanently relinquish and assign to BOG, effective as of the date of BOG's original written proposal,
         (A) all of Vaquero's interests (whether they be in the form of interests in Leases, Options, Farm-Ins or otherwise) in the Prospect Area under the applicable Form Joint Operating Agreement that would have been relinquished, either temporarily or permanently, had Vaquero elected under the terms of the applicable Form Joint Operating Agreement not to participate in the BOG Proposed Operation (assuming such operation had been proposed by a party to such Form Joint Operating Agreement), and (B) all of Vaquero's rights, interests and remedies under the applicable Form Joint Operating Agreement, insofar only as such rights, interests and remedies apply to the subject BOG





Vaquero Gas Company, Inc.
Agreement and Assignment
Geophysical Exploration Agreement
Esperson Dome Project               9

         Proposed Operation and further insofar as same relate to the interests relinquished and assigned to BOG pursuant to item (A) immediately above; provided that, in the event Vaquero is contractually precluded from making the assignments described in items (A) and (B) immediately above, Vaquero shall instead propose the subject BOG Proposed Operation as its own under the terms of the applicable Form Joint Operating Agreement and shall hold in perpetuity the interests, rights and remedies described in items (ii) (A) and (B) as nominee for, and under the direction of, BOG.

Anything to the contrary contained in the provisions of (i) and (ii) above notwithstanding, BOG shall be required to assign back to Vaquero all interests, rights and remedies relinquished and assigned to BOG, whether outright or by use of a nominee arrangement, to the extent same relate to a BOG Proposed Operation that, at no fault of Vaquero, is not proposed by BOG, BOG's third-party designee, an Exploration Party or any other party to the applicable Form Joint Operating Agreement, or otherwise to the extent the subject BOG Proposed Operation, once proposed, is not actually commenced within the time frame set forth in the applicable Form Joint Operating Agreement, other than by reason of force majeure or some fault or omission on the part of Vaquero.

         Section 4.6.     BOG's Preferential Right to Purchase.

         (a) In the event that at any time prior to the occurrence of Payout #2 Vaquero should desire to sell, transfer, assign or otherwise dispose of any part of its interest in the Conveyed Interests or any part of the properties making up the Conveyed Interests (the interest Vaquero desires to sell, transfer, assign or otherwise dispose of being hereinafter referred to as the "Offered Interest") and such sell, transfer, assignment or other disposition is allowed pursuant to the other terms of this Article IV, Vaquero shall promptly give notice (hereinafter referred to as the "Disposition Notice") of such proposed disposition to BOG. The Disposition Notice shall set forth in writing all relevant information relating to the proposed disposition of the Offered Interest, including without limitation, a complete description of the Offered Interest, the name and address of the prospective acquirer, the purchase price (which must be payable in cash) and the payment terms. In the event that in conjunction with Vaquero's proposed disposition of the Offered Interest Vaquero also desires to package the Offered Interest with other properties which are not the subject of this Assignment for purposes of the disposition, in the Disposition Notice Vaquero shall set forth a description of all of the properties being sold, the total purchase price of all of the properties and a good faith allocation of the amount of the purchase price that is attributable to the Offered Interest, which shall for purposes of this Section 4.6 and
Section 2.6 above, be deemed to be the purchase price for the Offered Interest.

         (b) BOG shall have an optional preferential right (to be exercised by written notice delivered to Vaquero within sixty (60) days after receipt of the Disposition Notice) to acquire the Offered Interest for the same purchase price and on the same payment terms that are set forth in the Disposition Notice. If BOG exercises such preferential right, the closing shall take place on the date designated by BOG to Vaquero, but in no event more than ninety (90) days after BOG's receipt of the Disposition Notice.

         (c) If BOG fails to exercise the preferential purchase right described in this Section 4.6, Vaquero shall have the right to dispose of the Offered Interest strictly in accordance with the terms of the Disposition Notice for a period of ninety (90) days after the expiration of the applicable preferential right, provided that such disposition is made in accordance with the other terms and provisions of this Article IV. If Vaquero fails to dispose of such Offered Interest within such ninety (90) day period, the Offered Interest shall again become subject to the preferential purchase rights set forth in this Section 4.6.

         (d) Anything to the contrary contained in this Section 4.6 notwithstanding, in the event that Vaquero desires to sell, transfer, assign or otherwise dispose of all of its right, title and interest in the Conveyed Interests to a single party, such proposed disposition shall not be subject to the preferential purchase rights set forth in this Section 4.6.

         Section 4.7. Attempted Assignments in Breach of Article IV. In the event that either Party (or their successor or assign) assigns, conveys, hypothecates or otherwise encumbers all or any part of its rights and interests hereunder as allowed in this Article IV, any subsequent assignment by the recipient of such assignment or encumbrance shall likewise be subject to the terms and provisions of this Article IV and any assignment made by such recipient shall contain express language providing that it is subject to the applicable terms and conditions contained in





Vaquero Gas Company, Inc.
Agreement and Assignment
Geophysical Exploration Agreement
Esperson Dome Project                10
this Article IV. Any attempted conveyance, assignment or encumbrance of any interest hereunder or in the Conveyed Interests which is not made in full and complete conformance with the terms and provisions set forth in this Article IV shall be null and void and of no force and effect.

                                       V.
                                 MISCELLANEOUS

         Section 5.1. Memorandum of Assignment. The Parties agree to execute the Memorandum of Assignment which is attached hereto as Exhibit "A" concurrent with their execution of this Assignment and either Party hereto shall have the right to have such Memorandum of Assignment placed of record in the official public records of Harris or Liberty Counties, Texas.

         Section 5.2. Entirety of Agreement. This Assignment contains the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the Parties with respect to such subject matter.

         Section 5.3. Execution in Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be binding upon the signing party or parties thereto as fully as if all parties had executed one instrument, and all of such counterparts shall constitute one and the same instrument.

ACCEPTED AND AGREED to by each of the Parties hereto on the date set forth beside the signature of each, but to be effective as of the date first written above:




Address:                                  BRIGHAM OIL & GAS, L.P.,
         5949 Sherry Lane, Suite 1616     by Brigham Exploration Company,
         Dallas, Texas  75225             its Managing General Partner
         Phone:  (214) 360-9182
         Fax:  (214) 360-9825
Dated:       03/13/95
      --------------------------------    By:       /s/ ANNE L. BRIGHAM
                                                -------------------------------
                                             Anne L. Brigham, Executive Vice
                                             President






Address:                                  VAQUERO GAS COMPANY, INC.
         600 Travis Street, Suite 6875
         Houston, Texas  77002
         Phone:  (713) 229-8800
         Fax:  (713) 247-0730             By: /s/ GARY J. MILAVEC
Dated:                                       ------------------------------
      ----------------------------------  Gary J. Milavec, Vice President






Vaquero Gas Company, Inc.
Agreement and Assignment
Geophysical Exploration Agreement
Esperson Dome Project                 11